                                                                       EXHIBIT 2









                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                               FLORIDA BANKS, INC.

                                       AND

                          FIRST NATIONAL BANK OF TAMPA





                           DATED AS OF MARCH 30, 1998






* The Registrant agrees to furnish supplementally to the Commission a copy of any omitted Schedule or Exhibit upon request.


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                                TABLE OF CONTENTS
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
PREAMBLE ..............................................................................1
ARTICLE 1 - TRANSACTIONS AND TERMS OF MERGER...........................................1
         1.1      Merger...............................................................1
         1.2      Time and Place of Closing............................................1
         1.3      Effective Time.......................................................2
ARTICLE 2 - TERMS OF MERGER............................................................2
         2.1      Charter..............................................................2
         2.2      Bylaws...............................................................2
ARTICLE 3 - MANNER OF CONVERTING SHARES................................................2
         3.1      Conversion of Shares.................................................2
         3.2       Anti-Dilution Provisions............................................3
         3.3      Fractional Shares....................................................3
         3.4      Treatment of Options and Warrants....................................3
ARTICLE 4 - EXCHANGE OF SHARES.........................................................4
         4.1      Exchange Procedures..................................................4
         4.2      Rights of Former First National Shareholders.........................4
ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF FIRST NATIONAL...........................5
         5.1      Organization, Standing, and Power....................................5
         5.2      Authority; No Breach by Agreement....................................5
         5.3      Capital Stock........................................................6
         5.4      First National Subsidiaries..........................................6
         5.5      Regulatory Filings; Financial Statements.............................6
         5.6      Notes and Obligations. ..............................................7
         5.7      Absence of Certain Changes or Events.................................7
         5.8      Tax Matters..........................................................7
         5.9      Assets...............................................................8
         5.10     Environmental Matters................................................8
         5.11     Compliance With Laws.................................................9
         5.12     Labor Relations......................................................9
         5.13     Employee Benefit Plans..............................................10
         5.14     Material Contracts..................................................11
         5.15     Legal Proceedings...................................................12
         5.16     Reports.............................................................12
         5.17     Statements True and Correct.........................................12
         5.18     Accounting, Tax and Regulatory Matters..............................13
         5.19     Articles of Association Provisions..................................13
         5.20     Derivatives Contracts...............................................13
ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF FBI AND INTERIM.........................13
         6.1      Organization, Standing, and Power...................................13
         6.2      Authority; No Breach By Agreement...................................14
         6.3      Capital Stock.......................................................14
         6.4      FBI Subsidiaries....................................................15
         6.5      Financial Statements................................................15
         6.6      Absence of Certain Changes or Events................................15
         6.7      Tax Matters.........................................................16
         6.8      Compliance With Laws................................................16
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
         6.9      Assets..............................................................17
         6.10     Legal Proceedings...................................................17
         6.11     Reports.............................................................17
         6.12     Statements True and Correct.........................................17
         6.13     Accounting, Tax and Regulatory Matters..............................18
         6.14     Environmental Matters...............................................18
         6.15     Derivatives Contracts...............................................18
         6.16     Outstanding First National Common Stock.............................18
ARTICLE 7 - CONDUCT OF BUSINESS PENDING CONSUMMATION..................................19
         7.1      Affirmative Covenants of First National.............................19
         7.2      Negative Covenants of First National................................19
         7.3      Covenants of FBI....................................................21
         7.4      Adverse Changes In Condition........................................21
         7.5      Reports.............................................................21
ARTICLE 8 - ADDITIONAL AGREEMENTS.....................................................22
         8.1      Registration Statement; Proxy Statement; Shareholder Approval.......22
         8.2      Applications........................................................22
         8.3      Agreement As To Efforts To Consummate...............................22
         8.4      Access to Information; Confidentiality..............................22
         8.5      Current Information.................................................23
         8.6      Other Actions.......................................................24
         8.7      Press Releases......................................................24
         8.8      No Solicitation.....................................................24
         8.9      Accounting and Tax Treatment........................................24
         8.10  Articles of Association Provisions.....................................24
         8.11     Agreement of Affiliates.............................................24
         8.12  Employee Benefits and Contracts........................................25
         8.14   Indemnification.......................................................25
ARTICLE 9 - CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE.........................26
         9.1      Conditions to Obligations of Each Party.............................26
         9.2      Conditions to Obligations of FBI....................................27
         9.3      Conditions to Obligations of First National.........................28
ARTICLE 10 - TERMINATION..............................................................29
         10.1     Termination.........................................................29
         10.2     Effect of Termination...............................................30
         10.3     Non-Survival of Representations and Covenants.......................32
ARTICLE 11 - MISCELLANEOUS............................................................32
         11.1     Definitions.........................................................32
         11.2     Expenses............................................................38
         11.3     Brokers and Finders.................................................38
         11.4     Entire Agreement....................................................38
         11.5     Amendments..........................................................39
         11.6     Obligations of FBI..................................................39
         11.7     Waivers.............................................................39
         11.8     Assignment..........................................................39
         11.9     Notices.............................................................39
         11.10    Governing Law; Arbitration..........................................40
         11.11    Counterparts........................................................40
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
         11.12    Captions............................................................41
         11.14    Enforcement of Agreement............................................41
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                                LIST OF EXHIBITS


EXHIBIT
 NUMBER                                       DESCRIPTION
 ------                                       -----------

   1.         FORM OF AGREEMENT OF AFFILIATES OF FIRST NATIONAL (SECTION 8.12).
   2.         Form Opinion of Igler & Dougherty, P.A.
   3.         Form Opinion of Smith, Gambrell & Russell, LLP

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of March 30, 1998, by and between FLORIDA BANKS, INC. ("FBI"), a Florida corporation having its principal office located in Jacksonville, Florida to be joined in by Florida Interim Bank No. 1, N.A., a national bank to be chartered under the laws of the United States and to become a wholly-owned subsidiary of FBI ("Interim"); and FIRST NATIONAL BANK OF TAMPA ("First National"), a national bank chartered under the laws of the United States having its principal office located in Tampa, Florida.

                                    PREAMBLE

         The Boards of Directors of First National and FBI are of the opinion that the acquisition described herein is in the best interests of the parties and their respective shareholders. This Agreement provides for the acquisition of First National by FBI pursuant to the merger of First National with and into Interim (the "Merger"). At the effective time of such Merger, the outstanding shares of the capital stock of First National shall be converted into the right to receive shares of the common stock of FBI (except as provided herein). As a result, shareholders of First National shall become shareholders of FBI. The transactions described in this Agreement are subject to the approvals of the shareholders of First National, the Board of Governors of the Federal Reserve System, the Florida Department of Banking and Finance, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger (as hereinafter defined) for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and will be a tax free exchange for the shareholders of First National except for cash received.

         Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

         NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

                                    ARTICLE 1

                        TRANSACTIONS AND TERMS OF MERGER

         1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, First National shall be merged with and into Interim in accordance with the provisions of the National Bank Act. The separate existence of First National shall thereupon cease, and Interim, which shall be a wholly owned subsidiary of FBI, shall be the Resulting Association resulting from the Merger, shall have the name "Florida Bank, N.A.," and shall continue to be governed by the National Bank Act. The Merger shall have the effects specified in the National Bank Act. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of First National, FBI and Interim.

         1.2 Time and Place of Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will be immediately prior to the closing of FBI's public offering referred to Section 9.1(h) herein. The Closing will take place at a time, place and date specified by the Parties as they, acting through their chief executive officers or chief financial officers, may mutually agree. In no event, however, will the Closing take place on or before June 10, 1998, the date on which the outstanding Warrants to purchase First National Common Stock expire.

         1.3 Effective Time. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time certification of the Merger is received from the Comptroller of the Currency (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by each Party, the Parties shall use their reasonable best efforts to cause the Effective Time to occur on the date of Closing.


                                    ARTICLE 2

                                 TERMS OF MERGER

         2.1 Charter. Pursuant to the Merger, the Articles of Association of Interim in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Resulting Association until otherwise amended or repealed, except that the name of the Resulting Association shall be changed to "Florida Bank, N.A."

         2.2 Bylaws. The Bylaws of Interim in effect immediately prior to the Effective Time shall be the Bylaws of the Resulting Association until otherwise amended or repealed.

                                    ARTICLE 3

                           MANNER OF CONVERTING SHARES

         3.1      Conversion of Shares. Subject to the provisions of this
Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of FBI, Interim or First National, or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

                 (a) Each share of common stock of the Resulting Association issued and outstanding immediately prior to the Effective Time shall remain outstanding and entirely issued to FBI.

                 (b) Each share of FBI Capital Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                 (c) Except for First National Common Stock issued and outstanding immediately prior to the Effective Time as to which dissenters' rights have been perfected and not withdrawn, and subject to Section 3.4 relating to fractional shares, each share of First National Common Stock issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the number of shares of FBI Common Stock equal to the quotient obtained by dividing 6.6586 by the initial public offering price per share of FBI Common Stock as determined by FBI's underwriters in the public offering referred to in Section 9.1(h), below, rounded to the nearest third decimal point (the "Exchange Ratio"). Notwithstanding the foregoing, in no event shall more than 2,065,000 shares of Common Stock of First National be converted to FBI Common Stock.

                 (d) Notwithstanding Section 3.1(c) of this Agreement, First National Common Stock issued and outstanding at the Effective Time which is held by a holder who has not voted in favor of the Merger and who has demanded payment of the fair cash value of such shares in accordance with 12 U.S.C. ss. 215a ("Dissenting First National Shares") shall not be converted into or represent the right to receive the FBI Common Stock payable thereon pursuant to Section 3.1(c)

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



         of this Agreement, and shall be entitled only to such rights of appraisal as are granted by 12 U.S.C. ss. 215a ("Dissent Provisions"), unless and until such holder fails to perfect or effectively withdraws or otherwise loses his right to appraisal. If after the Effective Time any such holder fails to perfect or effectively withdraws or loses his right to appraisal, such shares of First National Common Stock shall be treated as if they had been converted at the Effective Time into the right to receive the FBI Common Stock payable thereon pursuant to
         Section 3.1(c) of this Agreement. First National shall give FBI prompt notice upon receipt by First National of any written objection to the Merger and such written demands for payment of the fair value of shares of First National Common Stock, and the withdrawals of such demands, and any other instruments provided to First National pursuant to the Dissent Provisions (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"). Each Dissenting Shareholder that becomes entitled, pursuant to the Dissent Provisions, to payment for any shares of First National Common Stock held by such Dissenting Shareholder shall receive such payment from FBI (but only after the amount thereof shall have been agreed upon or at the times and in the amounts required by the Dissent Provisions) and all of such Dissenting Shareholders' shares of First National Common Stock shall be canceled. First National shall not, except with the prior written consent of FBI, voluntarily make any payment with respect to, or settle or offer to settle, any demand for payment by any Dissenting Shareholder.

         3.2 Anti-Dilution Provisions. In the event FBI changes the number of shares of FBI Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, or similar transaction with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

         3.3 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of shares of First National Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of FBI Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of FBI Common Stock multiplied by the market price of one share of FBI Common Stock at the Effective Time. The market price of one share of FBI Common Stock at the Effective Time shall be the initial public offering price of one share of FBI Common Stock.

         3.4 Treatment of Options and Warrants. At the Effective Time of the Merger, all rights with respect to First National Common Stock issuable pursuant to the exercise of options to purchase First National Common Stock (the "First National Options") granted by First National pursuant to stock option plans or other agreements of First National, which First National Options as of the date hereof are listed and described in Section 5.3 and which First National Options are outstanding at the Effective Time of the Merger, whether or not such First National Options are then exercisable, shall be cancelled without the holders thereof being entitled to receive any payment or consideration therefor. Such holder of First National Options so surrendered shall execute a cancellation agreement pursuant to which the rights held by such holder shall be surrendered and the First National Options held by such holder shall be cancelled and shall be of no further force or effect.

                                    ARTICLE 4

                               EXCHANGE OF SHARES

         4.1 Exchange Procedures. At the Effective Time, FBI shall deposit or shall cause to be deposited with the exchange agent selected by FBI and agreed to by First National (the "Exchange Agent") certificates evidencing shares of FBI Common Stock in such amount necessary to provide all consideration required to be exchanged by FBI for First National Common Stock pursuant to the terms of this Agreement. Within 15 business days after the Effective Time, FBI shall cause the Exchange Agent to mail to the former shareholders of First National appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of First National Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of First National Common Stock issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall upon surrender thereof promptly receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. To the extent required by Section 3.3 of this Agreement, each holder of shares of First National Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of FBI Common Stock to which such holder may be otherwise entitled (without interest). FBI shall not be obligated to deliver the consideration to which any former holder of First National Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares of First National Common Stock for exchange as provided in this Section
4.1. The certificate or certificates of First National Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither FBI nor the Exchange Agent shall be liable to a holder of First National Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

         4.2 Rights of Former First National Shareholders. At the Effective Time, the stock transfer books of First National shall be closed as to holders of First National Common Stock immediately prior to the Effective Time and no transfer of First National Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of First National Common Stock shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.3 of this Agreement in exchange therefor, subject, however, to FBI's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by First National in respect of such shares of First National Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Whenever a dividend or other distribution is declared by FBI on the FBI Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but beginning 30 days after the Effective Time no dividend or other distribution payable to the holders of record of FBI Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of First National Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in
Section 4.1 of this Agreement. However, upon surrender of such First National Common Stock certificate, both the FBI Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate. Any portion of the consideration (including the proceeds of any investments thereof) which had been made payable to the Exchange Agent pursuant to Section 4.1 of this Agreement that remain unclaimed by the shareholders of First National for six (6) months after the Effective Time shall be paid to FBI. Any shareholders of First National who have not theretofore complied with this Article 4 shall thereafter look only to FBI for payment of their shares of FBI Common Stock and cash in lieu of fractional shares and unpaid dividends and distributions on the FBI Common Stock deliverable in respect of each First National share of Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

                                    ARTICLE 5

                REPRESENTATIONS AND WARRANTIES OF FIRST NATIONAL

         First National hereby represents and warrants to FBI as follows:

         5.1 Organization, Standing, and Power. First National is a national banking association duly organized, validly existing, and in good standing under the laws of the United States, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its material Assets. First National is duly qualified or licensed to transact business as a national bank as provided under the National Bank Act, as amended, and is in good standing in each jurisdiction where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National.

         5.2     Authority; No Breach by Agreement.

                 (a) First National has the corporate power and authority necessary to execute and deliver this Agreement and, subject to the approval and adoption of this Agreement by the shareholders of First National, to perform its obligations under this Agreement and consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by First National and the consummation by First National of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of First National, subject to the approval of the OCC and the approval of this Agreement by its shareholders as contemplated by Section 8.1 of this Agreement. Subject to such requisite shareholder approval (and assuming due authorization, execution and delivery by FBI and Interim), this Agreement represents a legal, valid, and binding obligation of First National, enforceable against First National in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). The First National Board of Directors will have received from Mercer Capital Management, Inc. a letter dated on or about the date of the Proxy Statement to the effect that, in the opinion of such firm, the Exchange Ratio is fair, from a financial point of view, to the holders of First National Common Stock.

                 (b) Neither the execution and delivery of this Agreement by First National, nor the consummation by First National of the transactions contemplated hereby, nor compliance by First National with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of First National's Articles of Incorporation or Bylaws, or, (ii) except as disclosed in Schedule 5.2(b), constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of First National under, any Contract or Permit

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



         of First National, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National, or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to First National or material Assets.

                 (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the Nasdaq, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by First National of the Merger and the other transactions contemplated in this Agreement.

         5.3     Capital Stock.

                 (a) The authorized capital stock of First National consists of
         (i) 5,000,000 shares of First National Common Stock, of which 1,825,000 shares are issued and outstanding as of the date of this Agreement and not more than 2,065,000 shares will be issued and outstanding at the Effective Time, and (ii) zero shares of preferred stock will be issued and outstanding. All of the issued and outstanding shares of capital stock of First National are duly and validly issued and outstanding and are fully paid and nonassessable under the National Bank Act (except for the assessment contemplated by 12 U.S.C. ss. 55). None of the outstanding shares of capital stock of First National has been issued in violation of any preemptive rights. First National has reserved 300,000 shares of First National Common Stock for issuance under the First National Stock Plans, pursuant to which options to purchase not more than 240,000 shares of First National Common Stock are outstanding. Warrants to purchase not more than 225,000 shares of First National Common Stock are outstanding and expire on June 10, 1998.

                 (b) Except as set forth in Section 5.3(a) of this Agreement, or as provided pursuant to the Stock Option Agreement, there are no shares of capital stock or other equity securities of First National outstanding and no outstanding Rights relating to the capital stock of First National.

         5.4 First National Subsidiaries. First National has no active or inactive subsidiaries as of the date of this Agreement.

         5.5 Regulatory Filings; Financial Statements. First National has filed and made available to FBI copies of the First National Financial Statements and all reports of any outside auditors, consultants or advisors to First National. Each of the First National Financial Statements (including, in each case, any related notes), including any First National Financial Statements filed after the date of this Agreement until the Effective Time, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements), and fairly present the consolidated financial position of First National and its Subsidiaries at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount and except for the absence of certain footnote information in the unaudited interim financial statements.


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



         5.6     Notes and Obligations.

                 (a) Except as set forth in Schedule 5.6 or as provided in the loss reserve described in subparagraph (b) below, without conducting any independent investigation, First National is not aware of any facts which would cause management of First National to believe that any notes receivable or any other obligations owned by First National or due to it, shown on the First National Financial Statements or any such notes receivable and obligations on the date hereof and as of the Effective Time have not been and will not be genuine, legal, valid and collectible obligations of the respective makers thereof and are not and will not be subject to any offset or counterclaim. Except as set forth in subparagraph (b) below, all such notes and obligations are evidenced by written agreements, true and correct copies of which will be made available to FBI for examination prior to the Effective Time. All such notes and obligations were entered into by First National in the ordinary course of its business and in compliance with all applicable laws and regulations, except as to any non-compliance which has not and will not have a Material Adverse Effect on First National.

                 (b) First National has established a loss reserve on the First National Financial Statements which is adequate to cover anticipated losses which might result from such items as the insolvency or default of borrowers or obligors on such loans or obligations, defects in the notes or evidences of obligation (including losses of original notes or instruments), offsets or counterclaims properly chargeable to such reserve, or the availability of legal or equitable defenses which might preclude or limit the ability of First National to enforce the note or obligation, and the representations set forth in subparagraph (a) above are qualified in their entirety by the aggregate of such loss reserves. As of the Effective Time, the ratio of the loss reserve, as established on such date in good faith by management of First National, to total loans outstanding at such time, shall not be below 1.4% (except as otherwise agreed to by First National and FBI).

         5.7 Absence of Certain Changes or Events. Since December 31, 1997, except as disclosed in Schedule 5.7, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National, and (ii) First National has not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of First National provided in Article 7 of this Agreement.

         5.8     Tax Matters.

                 (a) All Tax Returns required to be filed by or on behalf of First National have been timely filed for periods ended on or before December 31, 1996, and all Tax Returns filed are complete and accurate in all material respects to the Knowledge of First National. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on First National, except as reserved against in the First National Financial Statements delivered prior to the date of this Agreement or as disclosed in Schedule 5.8(a). All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

                 (b) First National has not executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect.

                 (c) Adequate provision for any Taxes due or to become due for First National for the period or periods through and including the date of the First National Financial Statements has been made and is reflected on the First National Financial Statements.

                 (d) Deferred Taxes of First National have been adequately provided for in the First National Financial Statements.

                 (e) First National is in compliance with, and its records contain all information and documents (including properly completed Internal Revenue Service Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National.

                 (f) Except as disclosed in Schedule 5.8(f), First National has not made any payments, is not obligated to make any payments, or is a party to any contract, agreement, or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

                 (g) There are no Liens with respect to Taxes upon any of the Assets of First National.

                 (h) First National has not filed any consent under Section 341(f) of the Internal Revenue Code concerning collapsible corporation.

                 (i) All material elections with respect to Taxes affecting First National as of the date of this Agreement have been or will be timely made as set forth in Schedule 5.8. After the date hereof, other than as set forth in Schedule 5.8(a) no election with respect to Taxes will be made without the prior written consent of FBI, which consent will not be unreasonably withheld.

         5.9 Assets. Except as disclosed in Schedule 5.9, First National has good and marketable title, free and clear of all Liens, to all of its Assets. All tangible properties used in the business of First National are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with First National's past practices. All Assets which are material to First National's business that are held under leases or subleases, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. First National currently maintains insurance in amounts, scope, and coverage as disclosed in Schedule 5.9. First National has not received written notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as disclosed in Schedule 5.9, there are presently no claims pending under such policies of insurance and no notices have been given by First National under such policies. The Assets of First National include all required assets, leases and Permits necessary to operate its business as presently conducted.

         5.10    Environmental Matters.

                 (a) To the Knowledge of First National, First National, its Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National.

                 (b) Except as disclosed in Schedule 5.10(b), to the Knowledge of First National, there is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which First National or any of its Loan Properties or Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National.

                 (c) To the Knowledge of First National, there is no reasonable basis for any Litigation of a type described above in subsection (b), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National.

                 (d) To the Knowledge of First National, there have been no releases of Hazardous Material in, on, under, or affecting any Participation Facility or Loan Property of First National, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National.

         5.11 Compliance With Laws. First National has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National.

                 (a) To the Knowledge of First National, it is not in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National; and

                 (b) First National has not received any written notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that First National is not in substantial compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National , or (iii) requiring First National to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

         5.12 Labor Relations. First National is not the subject of any Litigation asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving First National, pending or, to the

Knowledge of First National, threatened, nor is there any activity involving First National's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

         5.13    Employee Benefit Plans.

                 (a) First National has disclosed in Schedule 5.13(a) and has delivered or made available to FBI prior to the execution of this Agreement, copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" (as that term is defined in Section 3(3) of ERISA), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by First National for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "First National Benefit Plans"). Any of the First National Benefit Plans which is an "employee pension benefit plan" (as that term is defined in Section 3(2) of ERISA), is referred to herein as a "First National ERISA Plan." No First National Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

                 (b) All First National Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National, and each First National ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and First National is not aware of any circumstances likely to result in revocation of any such favorable determination letter. Except as disclosed in Schedule 5.13(b), to the Knowledge of First National, it has not engaged in a transaction with respect to any First National Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject it to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National.

                 (c) Except as disclosed in Schedule 5.13(c), no First National Pension Plan has any "unfunded current liability" (as that term is defined in Section 302[d][8][A] of ERISA) and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Except as disclosed in Schedule 5.13(c), since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any First National Pension Plan, (ii) no change in the actuarial assumptions with respect to any First National Pension Plan, and (iii) no increase in benefits under any First National Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National or materially adversely affect the funding status of any such plan. Neither any First National Pension Plan nor any "single- employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by First National, or the single-employer plan of any entity which is considered one employer with First National under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a Material Adverse Effect on First National. First National has not provided, and is not required to provide, security to an First National Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

                 (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by First National with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Material Adverse Effect on First National. First National has not incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Material Adverse Effect on First National. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30- day reporting requirement has not been waived, has been required to be filed for any First National Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof

                 (e) Except as disclosed in Schedule 5.13(e), First National has no Liability for retiree health and life benefits under any of the First National Benefit Plans and there are no restrictions on the rights of First National to amend or terminate any such plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on First National.

                 (f) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any First National under any First National Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any First National Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National.

                 (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of First National and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the First National Financial Statements to the extent required by and in accordance with GAAP.

         5.14 Material Contracts. Except as disclosed in Schedule 5.14A, First National is not a party to or subject to the following: (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000,
(ii) any Contract relating to the borrowing of money by First National or the guarantee by First National of any such obligation exceeding $50,000 (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (iii) any other Contract or amendment thereto as of the date of this Agreement not made in the ordinary course of business to which First National is a party or by which it is bound (together with all Contracts referred to in Sections 5.9 and 5.13(a) of this Agreement, the "First National Contracts"). With respect to each First National Contract and except as disclosed in Schedule 5.14B: (i) the Contract is in full force and effect;

(ii) First National is not in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National; (iii) First National has not repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of First National, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National, or has repudiated or waived any material provision thereunder. Except for Federal Home Loan Bank advances, all of the indebtedness of First National for money borrowed is prepayable at any time by First National without penalty or premium.

         5.15 Legal Proceedings. Except as disclosed in Schedule 5.15A, there is no Litigation instituted or pending, or, to the Knowledge of First National, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against First National, or against any Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against First National Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National. Schedule 5.15B is a summary report of all Litigation as of the date of this Agreement to which any First National Company is a party and which names a First National as a defendant or cross-defendant and where the estimated maximum exposure to be $10,000 or more.

         5.16 Reports. For the three years ended December 31, 1997, 1996 and 1995, and since January 1, 1998, or the date of organization if later, First National has timely filed and to the extent permitted by Law has made available for FBI to review, all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         5.17 Statements True and Correct. None of the information supplied or to be supplied by First National for inclusion in the Registration Statement to be filed by FBI with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied by First National for inclusion in the Proxy Statement to be mailed to First National's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by a First National with any Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of First National, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that First National is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

         5.18 Accounting, Tax and Regulatory Matters. To the knowledge of First National, First National has not taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

         5.19 Articles of Association Provisions. First National has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in any super-majority voting requirement or the grant of any rights to any Person under the Articles of Association, Bylaws, or other governing instruments of First National.

         5.20 Derivatives Contracts. First National is not a party to nor has it agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial contract, or any other interest rate or foreign currency protection contract not included on its balance sheet which is a financial derivative contract (including various combinations thereof) (each a "Derivatives Contract").

                                    ARTICLE 6

                REPRESENTATIONS AND WARRANTIES OF FBI AND INTERIM

         FBI hereby represents and warrants to First National, and Interim, when formed, will represent and warrant to First National, as follows:

         6.1     Organization, Standing, and Power.

                 (a) FBI is a corporation duly organized, validly existing, and in active status under the Laws of the State of Florida, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its material Assets. FBI is in good standing in the State of Florida which is where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI.

                 (b) Interim will be a national bank organized under the National Bank Act (as a wholly owned subsidiary of FBI), after the execution of this Agreement and prior to the Effective Time and shall have the corporate power and authority to carry on the business of banking. Interim shall become duly qualified or licensed to transact business as a foreign corporation, and shall maintain its corporate status in good standing, in the States of the United States and foreign jurisdictions where the character of the assets or the nature or conduct of the business, to be purchased, received or operated by Interim, shall require it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Interim.

         6.2     Authority; No Breach By Agreement.

                 (a) FBI has, and upon its formation Interim will have, the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of FBI and will be duly and validly authorized by all necessary corporate action in respect thereof by Interim upon its formation. This Agreement represents a legal, valid, and binding obligation of FBI, and shall become such an obligation of Interim upon its formation, enforceable against FBI, and to become enforceable against Interim upon its formation, in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                 (b) Neither the execution and delivery of this Agreement by FBI, or, upon its formation, Interim, nor the consummation by FBI or Interim of the transactions contemplated hereby, nor compliance by FBI or Interim with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of FBI or, upon its formation, Interim, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any FBI Company or Interim under, any Contract or Permit of any FBI Company or Interim, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI or Interim, or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any FBI Company or, upon its formation, Interim or any of their respective material Assets.

                 (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of Nasdaq, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI, Southwest and, upon its formation, Interim, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by FBI, Southwest and Interim of the Merger and the other transactions contemplated in this Agreement.

         6.3 Capital Stock. The authorized capital stock of FBI consists of 9,000,000 shares of FBI Common Stock, of which 377,800 shares were issued and outstanding as of the date of this Agreement and (ii) 1,000,000 shares of FBI Preferred Stock, of which 60,600 shares were issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of FBI Capital Stock are authorized and validly issued, and all of the FBI Common Stock to be issued in exchange for First National Common Stock upon consummation of the Merger, will be authorized and reserved for issuance prior to the Effective Time and, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the FBCA. None of the outstanding shares of FBI Capital Stock has been, and none of the shares of FBI Common Stock to be issued in exchange for shares of First National Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of FBI. FBI will issue no additional Common Stock or Preferred Stock until the Effective Time.

         6.4 FBI Subsidiaries. Upon its formation, Interim will become FBI's only Subsidiary. At the Effective Time First National will be merged with and into Interim and Interim will be the Resulting Association. Except as disclosed in Schedule 6.4, FBI owns all of the issued and outstanding shares of capital stock of each FBI Subsidiary. No equity securities of any FBI Subsidiary are or may become required to be issued (other than to another FBI Company) by reason of any Rights, and there are no Contracts by which any FBI Subsidiary is bound to issue (other than to another FBI Company) additional shares of its capital stock or Rights or by which any FBI Company is or may be bound to transfer any shares of the capital stock of any FBI Subsidiary (other than to another FBI Company). There are no Contracts relating to the rights of any FBI Company to vote or to dispose of any shares of the capital stock of any FBI Subsidiary. All of the shares of capital stock of each FBI Subsidiary held by a FBI Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized (except, in the case of Subsidiaries that are national banks, for the assessment contemplated by 12 U.S.C. ss. 55), and are owned by the FBI Company free and clear of any Lien. Each FBI Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Interim, when formed, will be a national banking association formed under the laws of the United States, and, through the Effective Time, shall be a wholly owned direct subsidiary of FBI. Each FBI Subsidiary is duly qualified or licensed to transact business as a foreign corporation and is in good standing in each jurisdiction where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI. Each FBI Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund.

         6.5     Financial Statements.

                 FBI has delivered to First National prior to the execution of this Agreement copies of the FBI Financial Statements as of December 31, 1997. FBI shall provide First National with its unaudited Financial Statements for the stub period ending March 31, 1998, as soon as practicable after same become available.

                 The FBI Financial Statements (as of the dates thereof): (i) are in accordance with the books and records of FBI, which are complete and accurate in all material respects and which have been maintained in accordance with good business practices, and (ii) present fairly the financial position of FBI as of December 31, 1997 in accordance with GAAP.

         6.6 Absence of Certain Changes or Events. Since January 1, 1998, except as disclosed in the FBI Financial Statements delivered prior to the date of this Agreement, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI, and (ii) the FBI Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of FBI provided in Articles 7 or 8 of this Agreement.

         6.7     Tax Matters.

                 (a) As of the date of this Agreement, no federal, state, local and foreign Tax Returns have been required to be filed by or on behalf of the Company. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on FBI, except as reserved against in the FBI Financial Statements delivered prior to the date of this Agreement. All Taxes and other liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

                 (b) Adequate provision for any Taxes due or to become due for any of the FBI Companies for the period or periods through and including the date of the respective FBI Financial Statements has been made and is reflected on such FBI Financial Statements.

                 (c) Deferred Taxes of the FBI Companies have been adequately provided for in the FBI Financial Statements.

                 (d) To the Knowledge of FBI, each of the FBI Companies is in compliance with, and its records contain all information and documents (including properly completed Internal Revenue Service Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI.

         6.8 Compliance With Laws. Prior to the consummation of the transactions contemplated by this Agreement FBI will become duly registered as a bank holding company under the BHC Act. Each FBI Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI. FBI is not presently in Default under or in violation of any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI. FBI:

                 (a) is not in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI; and

                 (b) has not received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that FBI is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI, or (iii) requiring FBI to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management or the payment of dividends.

         6.9 Assets. Except as disclosed in Schedule 6.9A, FBI has good and marketable title, free and clear of all Liens (except for those Liens which are not likely to have a Material Adverse Effect on FBI), to all of its respective material Assets, reflected in FBI Financial Statements as being owned by FBI as of the date hereof. All material tangible properties used in the business of FBI are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with FBI's past practices. All Assets which are material to FBI's business on a consolidated basis, held under leases or subleases by FBI, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. FBI currently maintains insurance in amounts, scope, and coverage as disclosed in
Schedule 6.9B. FBI has not received written notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as disclosed in Schedule 6.9C, to the Knowledge of FBI there are presently no occurrences giving rise to a claim under such policies of insurance and no notices have been given by FBI under such policies.

         6.10 Legal Proceedings. There is no Litigation instituted or pending, or, to the Knowledge of FBI, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against FBI, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against FBI, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI.

         6.11 Reports. Since its incorporation, FBI has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         6.12 Statements True and Correct. None of the information supplied or to be supplied by FBI for inclusion in the Registration Statement to be filed by FBI with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by FBI for inclusion in the Proxy Statement to be mailed to First National's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by FBI or with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of First National, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that FBI is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

         6.13 Accounting, Tax and Regulatory Matters. FBI has not taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of
Section 368(a)(2)(D) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

         6.14    Environmental Matters.

                 (a) To the Knowledge of FBI, except as disclosed in Schedule 6.14(a), FBI, its Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI.

                 (b) Except as disclosed in Schedule 6.14(b), there is no Litigation pending, or, to the Knowledge of FBI, threatened before any court, governmental agency, or authority or other forum in which any FBI Company or any of its Loan Properties or Participation Facilities (or any FBI Company in respect of any such Loan Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI.

                 (c) To the Knowledge of FBI, except as disclosed in Schedule 6.14(c), there is no reasonable basis for any Litigation of a type described above in Section 6.14(b), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI.

                 (d) To the Knowledge of FBI, except as disclosed in Schedule 6.14(d), during the period of (i) FBI's ownership or operation of any of their respective properties, (ii) FBI's participation in the management of any Participation Facility, or (iii) FBI's holding a security interest in a Loan Property, to the Knowledge of FBI there have been no releases of Hazardous Material in, on, under, or affecting any Participation Facility or Loan Property of FBI, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI.

         6.15 Derivatives Contracts. FBI is not a party to or has agreed to enter into a Derivatives Contract, except for those Derivatives Contracts.

         6.16 Outstanding First National Common Stock. As of the date of this Agreement, FBI does not beneficially own any shares of First National Common Stock. During the term of this Agreement, FBI shall not purchase or otherwise acquire beneficial ownership of any First National Common Stock except pursuant to the terms of this Agreement.

         6.17 Material Contracts. All material Contracts to which FBI is a party and which are required to be filed as exhibits to the Registration Statement will be filed with the SEC in connection with the filing of the Registration Statement and Proxy Statement.

                                    ARTICLE 7

                    CONDUCT OF BUSINESS PENDING CONSUMMATION

         7.1 Affirmative Covenants of First National. Unless the prior written consent of FBI shall have been obtained, and except as otherwise expressly contemplated herein, First National shall: (i) operate its business only in the usual, regular, and ordinary course, (ii) use its reasonable best efforts to preserve intact its business organization and Assets and maintain its rights and franchises, (iii) use its reasonable best efforts to maintain its current employee relationships, and (iv) take no action which would materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement, or materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

         7.2 Negative Covenants of First National. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, First National covenants and agrees that it will not do or agree or commit to do, any of the following without the prior written consent of the chief executive officer of FBI:

                 (a) amend the Articles of Incorporation, Bylaws, or other governing instruments of First National or, except as expressly contemplated by this Agreement; or

                 (b) incur any additional debt obligation or other obligation for borrowed money in excess of an aggregate of $50,000 except in the ordinary course of the business of First National consistent with past practices (it being understood and agreed that the incurrence of indebtedness in the ordinary course of business shall include, without limitation, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of First National of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof; or

                 (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any First National Company, or declare or pay any dividend or make any other distribution in respect of First National's capital stock; or

                 (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in
         Schedule 7.2(d), issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of First National Common Stock, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

                 (e) adjust, split, combine, reclassify or declare and pay any dividend or other distribution on any capital stock of First National or issue or authorize the issuance of any other securities in respect of or in substitution for shares of First National Common Stock, or sell, lease, mortgage, or otherwise dispose of or otherwise encumber
         (x) any shares of capital stock of any First National, or (y) any Asset other than in the ordinary course of business for reasonable and adequate consideration; or

                 (f) except for purchases of United States Treasury securities or United States Government agency securities, which in either case have maturities of five years or less, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by First National, in its fiduciary capacity, or (iii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

                 (g) grant any increase in compensation or benefits to the officers or directors of First National, (provided, however, that First National may increase the compensation of non-officer employees by not more than 5% of such employees' annual compensation if such increase is consistent with past practice); pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and as disclosed in Schedule 7.2(g); enter into or amend any severance agreements with officers of First National; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

                 (h) enter into or amend any employment Contract between First National and any Person (unless such amendment is required by Law) that First National does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

                 (i) adopt any new employee benefit plan of First National or make any material change in or to any existing employee benefit plans of First National other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

                 (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

                 (k) commence any Litigation other than in accordance with past practice or settle any Litigation involving any Liability of First National for material money damages or restrictions upon the operations of First National without first consulting with FBI; or

                 (l) except in the ordinary course of business, modify, amend, or terminate any material Contract other than renewals without material adverse change of terms, or waive, release, compromise, or assign any material rights or claims; or

                 (m) make any investment in excess of $50,000 either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a wholly owned Subsidiary thereof; or

                 (n) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity other than a direct or indirect wholly owned Subsidiary, or cancel, release or assign any indebtedness to any such Person or any claims held by any such Person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement.

         7.3 Covenants of FBI. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, FBI covenants and agrees that it shall (i) continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment, to enhance the long-term value of the FBI Common Stock and the business prospects of FBI, and (ii) take no action which would (a) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement, or (b) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided, that the foregoing shall not prevent FBI from discontinuing or disposing of any of its Assets or business if such action is, in the judgment of FBI, desirable in the conduct of the business of FBI. FBI further covenants and agrees that it will not, without the prior written consent of the Chairman and Chief Executive Officer of First National, which consent shall not be unreasonably withheld, amend the Articles of Incorporation or Bylaws of FBI, in each case in any manner adverse to the holders of First National Common Stock.

         7.4 Adverse Changes In Condition. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable best efforts to prevent or promptly to remedy the same.

         7.5 Reports. First National, FBI and Interim shall file all reports required to be filed by each of them with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to each other copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material and except for the absence of certain footnote information in the unaudited financial statements). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                    ARTICLE 8

                              ADDITIONAL AGREEMENTS

         8.1 Registration Statement; Proxy Statement; Shareholder Approval. As soon as practicable after execution of this Agreement (in no event later than April 30, 1998), FBI shall file the Registration Statement with the SEC, and shall use its reasonable best efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state blue sky or securities Laws in connection with the issuance of the shares of FBI Common Stock upon consummation of the Merger. First National shall furnish all information concerning it and the holders of its capital stock as FBI may reasonably request in connection with such action. First National shall call a Shareholders' Meeting, to be held on a date that is determined by the Parties to be a mutually desirable date, which date shall be as soon as practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the Shareholders' Meeting, (i) First National shall prepare a Proxy Statement relating to the Merger and mail such Proxy Statement to its shareholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of First National shall recommend (subject to compliance with their fiduciary duties under applicable law as advised by counsel) to its shareholders the approval of this Agreement, (iv) each member of the Board of Directors of First National shall vote all First National Common Stock beneficially owned by each in favor of the approval of this Agreement, and (v) the Board of Directors and officers of First National shall (subject to compliance with their fiduciary duties under applicable law as advised by counsel) use their reasonable best efforts to obtain such shareholders' approval.

         8.2 Applications. FBI shall promptly prepare and file, and First National shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement and thereafter use its reasonable best efforts to cause the Merger to be consummated as expeditiously as possible.

         8.3 Agreement As To Efforts To Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including the use of their respective reasonable best efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. First National, FBI and Interim shall use their reasonable best efforts to obtain all Permits and Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

         8.4     Access to Information; Confidentiality.

                 (a) From the date hereof to the Effective Time or termination pursuant to Article 10 of this Agreement, upon reasonable notice and subject to applicable Laws, FBI and First National shall afford each other, and each other's accountants, counsel, and other representatives, during normal working hours for the period of time prior to the Effective Time, reasonable access to all of its and its Subsidiaries' properties, books, contracts, commitments, and records and, during such period, each shall furnish promptly to the other party (i) a copy of each report, schedule, and other document filed or received by it or any of its Subsidiaries during such period pursuant to the requirements of the Securities Laws, (ii) a copy of all filings made with any Regulatory Authorities or other governmental entities in connection with the transactions contemplated by this Agreement and all written communications received from such Regulatory Authorities and governmental entities related thereto, and (iii) all other information concerning its or its Subsidiaries' business, properties and personnel as such other party may reasonably request, including reports of condition filed with Regulatory Authorities. In this regard, without limiting the generality of the foregoing, each of the parties hereto shall notify the other parties hereto promptly upon the receipt by it of any comments from the SEC, or its staff, and of any requests by the SEC for amendments or supplements to the Registration Statement or the Proxy Statement or for additional information and will supply the other parties hereto with copies of all correspondence between it and its representatives, on the one hand, and the SEC or the members of its staff or any other government official, on the other hand, with respect to the Registration Statement or the Proxy Statement. Each party hereto shall, and shall cause its advisors and representatives to (x) conduct its investigation in such a manner which will not unreasonably interfere with the normal operations, customers or employee relations of the other and shall be in accordance with procedures established by the parties having the due regard for the foregoing, and (y) refrain from using for any purposes other than as set forth in this Agreement, and shall treat as confidential, all information obtained by each hereunder or in connection herewith and not otherwise known to them prior to the Effective Time.

                 (b) FBI and its Affiliates will hold, and will use their best efforts to cause their officers, directors, employees, consultants, advisors, representatives, and agents to hold, in confidence, unless compelled by judicial or other legal process, all confidential documents and information concerning First National furnished to FBI and its Affiliates in connection with the transactions contemplated by this Agreement, including information provided in accordance with this
         Section 8.4, except to the extent that such information can clearly be demonstrated by FBI to have been (i) previously known on a nonconfidential basis by FBI, (ii) in the public domain other than as a result of disclosure by FBI and any of its Affiliates, or (iii) later lawfully acquired by FBI from sources other than First National; provided, however, that FBI may disclose such information to its officers, directors, employees, consultants, advisors, representatives, and agents in connection with the transactions contemplated by this Agreement only to the extent that such Persons who, in FBI's reasonable judgment, need to know such information for the purpose of evaluating First National (provided that such Persons shall be informed of the confidential nature of such information and shall agree to be bound by the terms of this provision) and, in any event, such disclosures shall be made only to the extent necessary for such purposes. If this Agreement is terminated in accordance with Article 10 hereof, FBI and its Affiliates shall maintain the confidence of such information and will, and will use their best efforts to cause its officers, directors, employees, consultants, advisors, representatives, and agents to, return to First National all documents and other materials, and all copies made thereof, obtained by FBI or any of its Affiliates in connection with this Agreement that are subject to this Section 8.4.

         8.5 Current Information. During the period from the date of this Agreement until the Effective Time or termination of this Agreement pursuant to
Article 10 hereof, each of First National and FBI shall, and shall cause its representatives to, confer on a regular and frequent basis with representatives of the other. Each of First National and FBI shall promptly notify the other of
(i) any material change in its business or operations, (ii) any material complaints, investigations, or hearings (or communications indicating that the same may be contemplated) of any Regulatory Authority, (iii) the institution or threat of material Litigation involving such party, or (iv) the occurrence or nonoccurrence, of an event or condition, the occurrence, or nonoccurrence, of which would be reasonably expected to cause any of such party's representations or warranties set forth herein to be false or untrue in any respect as of the Effective Time; and in each case shall keep the other fully informed with respect thereto.

         8.6 Other Actions. No Party shall, or shall permit any of its Subsidiaries, if any, to, take any action, except in every case as may be required by applicable Law, that would or is intended to result in (i) any of its representations and warranties set forth in this Agreement that are qualified as to materiality being or becoming untrue, (ii) any of such representations and warranties that are not so qualified become untrue in any material manner having a Material Adverse Effect, (iii) any of the conditions set forth in this Agreement not being satisfied or in a violation of any provision of this Agreement, or (iv) adversely affecting the ability of any of them to obtain any of the Consents or Permits from Regulatory Authorities (unless such action is required by sound banking practice).

         8.7 Press Releases. Prior to the Effective Time, First National and FBI shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section
8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

         8.8 No Solicitation. Except with respect to this Agreement and the transactions contemplated hereby, from the date of this Agreement until the Effective Time or termination pursuant to Article 10, neither First National nor any of its Representatives shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of First National's Board of Directors determined after consultation with counsel neither First National nor any Affiliate or Representative of First National shall furnish any nonpublic information that it is not legally obligated to furnish or negotiate with respect to, any Acquisition Proposal, but First National may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. First National shall promptly notify FBI orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. First National shall (i) immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable best efforts to cause of all its Representatives not to engage in any of the foregoing.

         8.9 Accounting and Tax Treatment. Each of the Parties undertakes and agrees to use its reasonable best efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

         8.10 Articles of Association Provisions. First National shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in any super-majority voting requirements or the grant of any rights to any Person under the Articles of Association, Bylaws, or other governing instruments of First National.

         8.11     Agreement of Affiliates. First National has disclosed in
Schedule 8.11 all Persons whom it reasonably believes are "affiliates" of First National for purposes of Rule 145 under the 1933 Act. First National shall use its reasonable best efforts to cause each such Person to deliver to FBI not later than 30 days prior to the Effective Time, a written agreement, substantially in the form of Exhibit 2 attached hereto, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of First National Common Stock held by such Person, except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of FBI Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder (and FBI shall be entitled to place restrictive legends upon certificates for shares of FBI Common Stock issued to affiliates of First National pursuant to this Agreement to enforce the provisions of this Section 8.11). FBI shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of FBI Common Stock by such affiliates.

         8.12 Employee Benefits and Contracts. Following the Effective Time, FBI shall provide generally to continuing officers and employees of First National employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of FBI Common Stock), on terms and conditions which when taken as a whole are no less favorable than those currently provided by First National or those currently provided by FBI to their similarly situated officers and employees. For purposes of participation and vesting (but not benefit accrual under any employee benefit plans of FBI other than the First National Benefit Plans) under such employee benefit plans, the service of the employees of First National prior to the Effective Time shall be treated as service with FBI participating in such employee benefit plans. FBI shall honor in accordance with their terms all employment, severance, consulting, and other compensation Contracts disclosed in Schedule 8.12 between First National and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the First National Benefit Plans.

         8.13 Management Contracts. FBI has agreed to provide written employment contracts to John S. McMullen and T. Edwin Stinson, Jr., which shall take effect at the Effective Time of the Merger. The employment contracts must be executed within 30 days following the date of this Agreement. If the Parties are not able to execute the respective employment contracts within that period, Messrs. McMullen and Stinson shall retain and be governed by their respective employment agreements with First National.

         8.14     Indemnification.

                 (a) FBI shall, and shall cause the Resulting Association (and its successors and assigns) to, indemnify, defend, and hold harmless the present and former directors, officers, employees, and agents of First National (each, an "Indemnified Party") against all costs, fees or expenses (including reasonable attorneys' fees), judgments, fines, penalties, losses, claims, damages, liabilities and amounts paid in settlement in connection with any Litigation arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the full extent permitted under Florida Law and by First National's Articles of Association and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by FBI is required to effectuate any indemnification, FBI shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between FBI and the Indemnified Party.

                 (b) If FBI or the Resulting Association or any of their successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of FBI shall assume the obligations set forth in this Section 8.14.

                 (c) The provisions of this Section 8.14 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party, his or her heirs and representatives and shall survive the consummation of the Merger and be binding on all successors and assigns of FBI and the Resulting Association.


                                    ARTICLE 9

                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

         9.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section
11.7 of this Agreement:

                 (a) Shareholder Approval. The shareholders of First National shall have approved this Agreement by the requisite 662/3% vote, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law.

                 (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

                 (c) Consents and Approvals. Other than filing the Certificate to Merge and receipt of a certification of the Merger, each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement or listed in Schedule 9.1[c]) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party.

                 (d) Legal Proceedings. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary, or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement.

                 (e) Registration Statement. The Registration Statement shall have been declared effective under the 1933 Act, and no stop orders suspending the effectiveness of the Registration Statement shall have been issued, and no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of FBI Common Stock issuable pursuant to the Merger shall have been received.

                 (g) Tax Matters. Each Party shall have received a written opinion or opinions from Smith, Gambrell & Russell, LLP, and in a form reasonably satisfactory to such Parties (the "Tax Opinion"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and (ii) the exchange in the Merger of First National Common Stock for FBI Common Stock will not give rise to gain or loss to the shareholders of First National with respect to such exchange (except to the extent of any cash received). In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of First National and FBI reasonably satisfactory in form and substance to such counsel.

                  (h) Public Offering. FBI shall have executed a definitive underwriting agreement with The Robinson-Humphrey Company, LLC (or such other investment banking firm equivalent in stature and reputation as determined in the sole discretion of the Board of Directors of FBI) providing for the firm commitment underwriting of shares of FBI Common Stock having an aggregate gross purchase price of at least $30 million.

         9.2 Conditions to Obligations of FBI. The obligations of FBI to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by FBI pursuant to Section 11.6(a) of this Agreement:

                 (a) Representations and Warranties. For purposes of this
         Section 9.2(a), the accuracy of the representations and warranties of First National set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of First National set forth in Section 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of First National set forth in Sections 5.17, 5.18, 5.19, and 5.20 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of First National set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.17, 5.18, 5.19, and 5.20) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on First National; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to Immaterial" or "Material Adverse Effect" shall be deemed not to include such qualifications.

                 (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of First National to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all respects.

                 (c) Certificates. First National shall have delivered to FBI
         (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in
         Section 9.2(a) and 9.2(b) of this Agreement have been satisfied, and
         (ii) certified copies of resolutions duly adopted by First National's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as FBI and its counsel shall request.

                 (d) Affiliates Agreements. FBI shall have received from each affiliate of First National the affiliates letter referred to in
         Section 8.12 of this Agreement.

                 (e) Opinion of Counsel. FBI shall have received a written opinion of Igler & Dougherty, P.A., Tallahassee, Florida, counsel to First National, dated as of the Effective Time, with respect to such matters and in such form as shall be agreed upon between such firm and FBI in substantially the form that is attached as Exhibit 3.

                 (f) Options Cancellation Agreements. FBI shall have received from each holder of First National Options the cancellation agreement referred to in Section 3.4 of this Agreement.

                 (g) Opinion of Accountants. First National shall have received an opinion from Deloitte & Touche, dated as of the Effective Time, a copy of which shall be provided to FBI and the contents of which shall be acceptable to FBI in its sole discretion, to the effect that there has not been an ownership change, as defined in Internal Revenue Code
         Section 382(g), of First National that occurred during or after any Taxable Period in which First National incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1996.

         9.3 Conditions to Obligations of First National. The obligations of First National to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by First National pursuant to Section 11.7 of this Agreement:

                 (a) Representations and Warranties. For purposes of this
         Section 9.3(a), the accuracy of the representations and warranties of FBI set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of FBI set forth in Section
         6.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of FBI set forth in Section 6.11 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of FBI set forth in this Agreement (including the representations and warranties set forth in Sections 6.3 and 6.11) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on FBI; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

                 (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of FBI to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                 (c) Certificates. FBI shall have delivered to First National
         (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in
         Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and
         (ii) certified copies of resolutions duly adopted by FBI's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as First National and its counsel shall request.

                 (d) Fairness Opinion. First National shall have received from Mercer Capital Management, Inc. a letter, dated not more than five business days prior to the date of the Proxy Statement, to the effect that, in the opinion of such firm, the Exchange Ratio is fair, from a financial point of view, to the holders of First National Common Stock.

                 (e) Payment of Consideration. FBI shall have delivered to the Exchange Agent the consideration to be paid to holders of the First National Common Stock pursuant to Sections 3.1 and 3.3 of this Agreement.

                 (f) Opinion of Counsel. First National shall have received a written opinion of Smith, Gambrell & Russell, LLP, counsel to FBI, dated as of the Effective Time, with respect to such matters and in substantially the form that is attached hereto as Exhibit 4.

                                   ARTICLE 10

                                   TERMINATION

         10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of First National, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                 (a) By mutual written consent of the Board of Directors of FBI and the Board of Directors of First National; or

                 (b) By the Board of Directors of either FBI or First National (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(b) of this Agreement in the case of First National and Section 9.3(a) in the case of FBI or in material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 9.2(b) of this Agreement in the case of First National and Section 9.3(a) of this Agreement in the case of FBI; or

                 (c) By the Board of Directors of either FBI or First National in the event of a material breach by the other Party of any covenant, agreement, or obligation contained in this Agreement which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

                 (d) By the Board of Directors of either FBI or First National in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal; or (ii) the shareholders of First National fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the FBCA at the Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon; or

                 (e) By the Board of Directors of either FBI or First National in the event that the Merger shall not have been consummated by September 30, 1998, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this
         Section 10.1(e); or

                 (f) By FBI in the event dissenters' rights are claimed, pursuant to the applicable provisions of the FBCA, by persons owning in the aggregate more than 10% of the issued and outstanding First National Common Stock; or

                 (g) By the Board of Directors of either FBI or First National (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(b) of this Agreement in the case of First National and Section 9.3(a) in the case of FBI or in material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement; or

                 (h) By First National, if at any time prior to the Effective Time, the fairness opinion of Mercer Capital Management, Inc., is withdrawn.

                 (i) By First National if prior to the Effective Time, a corporation, partnership, person, or other entity or group shall have made a bona fide Acquisition Proposal that the First National Board determines in its good faith judgment and in the exercise of its fiduciary duties, with respect to legal matters on the written opinion of legal counsel and as to financial matters on the written opinion of an investment banking firm of national reputation, is more favorable to the First National shareholders and that the failure to terminate this Agreement and accept such alternative Acquisition Proposal would be inconsistent with the proper exercise of such fiduciary duties.

                  (j) By FBI, if First National has not received the opinion referenced in Section 9.2(g).

         10.2 Effect of Termination. (a) In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2 and Sections 8.5 and 11.1 of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b) or 10.1(c) or 10.1 (f), of this Agreement shall not relieve the breaching Party from liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination; provided, further, that in the event of any termination of this Agreement following the occurrence of an Initial Triggering Event (as defined below) other than termination due to: (A) the failure of FBI to satisfy a condition to closing, (B) determination of FBI pursuant to Section 9.2(a) not to perform this Agreement, (C) withdrawal of the fairness opinion of Mercer Capital Management, Inc. (so long as such withdrawal is not due to materially inaccurate or fraudulent information provided by First National to Mercer Capital Management, Inc.), or (D) the failure to satisfy the conditions set forth in
Section 9.1 paragraphs (b), (d),

(e), (f) and (g), FBI shall be entitled to a cash payment from First National in an amount equal to $1,000,000 upon the occurrence of any Subsequent Triggering Event (as defined below) within twelve (12) months following the date of such termination. In the event this Agreement is terminated as a result of FBI's or First National's failure to satisfy any of its representations, warranties or covenants set forth herein, the non-terminating party shall reimburse the terminating party for its reasonable out-of-pocket expenses relating to the Merger in an amount not to exceed $250,000.

              (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date of this Agreement:

                  (i) First National, without having received FBI's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any Person (the term "Person" for purposes of this Section also having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the "1934 Act"), and the rules and regulations thereunder) other than FBI or any of its Subsidiaries (each a "FBI Subsidiary") or the Board of Directors of First National shall have recommended that the shareholders of First National approve or accept any Acquisition Transaction other than as contemplated by this Agreement. For purposes of this Agreement, (a) "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving First National, (y) a purchase, lease or other acquisition of all or substantially all of the assets or deposits of First National, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 15% or more of the voting power of First National, and (b) "Subsidiary", for purposes of this Section, also shall have the meaning set forth in Rule 12b-2 under the 1934 Act;

                  (ii) Any Person (excluding the officers, directors and existing shareholders of First National), other than FBI or any FBI Subsidiary acting in a fiduciary capacity, shall have acquired beneficial ownership or the right to acquire beneficial ownership of 15% or more of the outstanding First National Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder) and such Person does not vote such First National Common Stock in favor of this Agreement at the meeting contemplated in clause (iii) below or such meeting is not held or is cancelled;

                  (iii) The meeting of shareholders of First National to be held for the purpose of approving the transaction contemplated by this Agreement shall not have been held or shall have been canceled prior to termination of this Agreement, or First National, without having received FBI's prior written consent, shall have authorized, recommended, proposed (or publicly announced its intention to authorize, recommend or propose, or its interest in authorizing, recommending or proposing) an agreement to engage in an Acquisition Transaction, with any person other than FBI or a FBI Subsidiary;

                  (iv) Any Person other than FBI or any FBI Subsidiary shall have made a bona fide proposal to First National or its shareholders by public announcement or written communication (a copy of which shall be provided to FBI) to engage in an Acquisition Transaction, which proposal has an economic value equivalent to or in excess of that of FBI.

                  (v) After a proposal is made by a third party to First National to engage in an Acquisition Transaction, First National shall have willfully and materially breached any material covenant or obligation contained in this Agreement in anticipation of engaging in an Acquisition Transaction, and such breach would entitle FBI to terminate this Agreement and such breach is not cured; or

                  (vi) Any person other than FBI or any FBI Subsidiary, other than in connection with a transaction to which FBI has given its prior written consent, shall have filed an application or notice with the Federal Reserve Board or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

              (c) The term "Subsequent Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

                  (i) The acquisition by any person (excluding the officers, directors and existing shareholders of First National) of beneficial ownership of 25% or more of the then outstanding First National Common Stock; or

                  (ii) The closing of the Acquisition Transaction described in clause (i) of subsection (b) of this Section 10.2, except that the percentage referred to in clause (z) shall be 25%.

              (d) First National shall notify FBI promptly upon the occurrence of any Initial Triggering Event or Subsequent Triggering Event.

         10.3 Non-Survival of Representations and Covenants. The respective representations and warranties of the Parties shall not survive the Effective Time. All agreements of the Parties to this Agreement which by their terms are to be performed following the Effective Time shall survive the Effective Time until performed in accordance with their terms.

                                   ARTICLE 11

                                  MISCELLANEOUS

         11.1     Definitions.

              (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

              "1933 Act" shall mean the Securities Act of 1933, as amended.

              "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

              "Acquisition Proposal" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving such Party or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries (other than the transactions contemplated or permitted by this Agreement).

              "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

              "Agreement" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

              "Assets" of a Person shall mean all of the assets, properties, businesses, and rights of such Person of every kind, nature, character, and description, whether real, personal, or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

              "BHC Act" shall mean the Bank Holding Company Act of 1956, as amended.

              "Certificate of Merger" shall mean the Certificate of Merger filed with the OCC to consummate the Merger.

              "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

              "Contract" shall mean any written agreement, commitment, contract, note, bond, mortgage, indenture, instrument, lease, obligation, license, or plan of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock or Assets.

              "Default" shall mean (i) any breach or violation of or default under any Contract, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any liability under, any Contract where, in any such event, such default is reasonably likely to have a Material Adverse Effect on a Party.

              "Derivatives Contract" shall have the meaning set forth in Section
         5.20 of this Agreement.

              "Effective Time" shall have the meaning set forth in Section 1.3 of this Agreement.

              "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

              "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

              "ERISA Affiliate" shall have the meaning set forth in Section 5.13(c) of this Agreement.

              "Exchange Agent" shall have the meaning set forth in Section 4.1 of this Agreement.

              "Exchange Ratio" shall have the meaning set forth in Section 3.1(c)of this Agreement.

              "Exhibits" 1, 2 and 3 shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

              "FBCA" shall mean the Florida Business Corporation Act.

              "FBI" shall have the meaning set forth in the first paragraph of this Agreement.

              "FBI Capital Stock" shall mean, collectively, the FBI Common Stock, the FBI Preferred Stock, and any other class or series of capital stock of FBI.

              "FBI Common Stock" shall mean the $.01 par value common stock of FBI.

              "FBI Companies" shall mean, collectively, FBI and all FBI Subsidiaries.

              "FBI Financial Statements" shall mean the unaudited consolidated balance sheets (including related notes and schedules, if any) of FBI as of March 31, 1998, and as of December 31, 1997, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the three months ended March 31, 1998, and for year ended December 31, 1997.

              "FBI Preferred Stock" shall mean the $10.00 par value preferred stock of FBI.

              "First National" shall have the meaning set forth in the first paragraph of this Agreement.

              "First National Benefits Plans" shall have the meaning set forth in Section 5.13(a) of this Agreement.

              "First National Common Stock" shall mean the $1.00 par value common stock of First National.

              "First National Contract" shall have the meaning set forth in
         Section 5.14.

              "First National Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of First National as of March 31, 1998, and as of December 31, 1997, 1996 and 1995, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the three months ended March 31, 1998, and for each of the three fiscal years ended December 31, 1997, 1996, and 1995, as filed by First National with the Comptroller of the Currency and
         (ii) the consolidated balance sheets of First National (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in First National's Call Reports filed and published in accordance with applicable federal regulation with respect to periods ended subsequent to December 31, 1997.

              "First National Pension Plan" shall have the meaning set forth in
         Section 5.13(a) of this Agreement.

              "First National Stock Plans" shall mean the existing stock option and other stock-based compensation plans and warrant instruments of First National set forth in Schedule 3.4.

              "First National Options" shall have the meaning set forth in
         Section 3.4(a) of this Agreement.

              "GAAP" shall mean generally accepted accounting principles in the United States, consistently applied during the periods involved applicable to banks or bank holding companies, as the case may be.

              "Hazardous Material" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental
         Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

              "Indemnified Party" shall have the meaning set forth in Section
         8.14 of this Agreement.

              "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

              "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean the personal knowledge of the chairman, president, chief financial officer, chief accounting officer, chief credit officer, general counsel, any assistant or deputy general counsel, or any senior or executive vice president of such Person and the knowledge of any such persons obtained or which would have been obtained from a reasonable investigation, except as otherwise stated in this Agreement.

              "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted, or enforced by any Regulatory Authority.

              "Lien" with respect to any Asset, shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention, or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits, and (iii) other Liens incurred in the ordinary course of the banking business.

              "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice by any Person alleging potential liability.

              "Loan Property" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or its Subsidiary holds a security or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

              "Material Adverse Effect" on a Party shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, (i) would in the aggregate result in an adverse impact of $200,000 or more on the financial position or results of operations of such Party, or (ii) would impair the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed consent of the other Party in contemplation of the transactions contemplated hereby, (d) circumstances affecting regional bank holding companies generally, and (e) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties.

              "Merger" shall have the meaning set forth in Section 1.1 of this Agreement.

              "Nasdaq" shall mean the Nasdaq Stock Market.

              "National Bank Act" shall mean 12 U.S.C. ss. 1, et seq.

              "OCC" shall mean the Office of the Comptroller of the Currency.

              "Order" shall mean any decree, injunction, judgment, order, decision or award, ruling, or writ of any federal, state, local, or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

              "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

              "Party" shall mean either First National or FBI, and "Parties" shall mean both First National and FBI.

              "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person.

              "Person" shall mean a natural person or any legal, commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

              "Proxy Statement" shall mean the proxy statement used by First National to solicit the approval of its shareholders of the transactions contemplated by this Agreement, which shall include the prospectus of FBI relating to the issuance of the FBI Common Stock to holders of First National Common Stock.

              "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by FBI under the 1933 Act with respect to the shares of FBI Common Stock to be issued to the shareholders of First National in connection with the transactions contemplated by this Agreement.

              "Regulatory Authorities" shall mean, collectively, the Office of the Comptroller of the Currency, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the SEC, NASD, Nasdaq and all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries.

              "Resulting Association" shall mean the surviving corporation in the Merger, First National, which will operate under the new name "Florida Bank, N.A."

              "Rights" shall mean all arrangements, calls, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or any Contract, commitments or other arrangements by which a Person is or may be bound to issue additional shares of its capital stock or options, warrants, rights to purchase or acquire any additional shares of its capital stock, or other Rights.

              "SEC" shall mean the Securities and Exchange Commission.

              "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

              "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

              "Shareholders' Meeting" shall mean the meeting of the shareholders of First National to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

              "Subsidiaries" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

              "Tax" or "Taxes" shall mean all federal, state, local, and foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, local, foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto.

              "Tax Opinion" shall have the meaning set forth in Section 9.1(g) of this Agreement.

              "Taxable Period" shall mean any period prescribed by any governmental authority, including the United States or any state, local, foreign government or subdivision or agency thereof for which a Tax Return is required to be filed or Tax is required to be paid.

              "Tax Return" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

              (b) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

         11.2     Expenses.

              (a) Except as otherwise provided in this Section 11.2, each of FBI and First National shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration, and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of FBI and First National shall bear and pay one-half of the printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement.

              (b) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

         11.3 Brokers and Finders. Each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by First National or FBI, each of First National and FBI, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

         11.4 Entire Agreement. Except as otherwise expressly provided herein, this Agreement constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (except for the Confidentiality Agreements).

         11.5 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of First National Common Stock, there shall be made no amendment that reduces or modifies in any material respect the consideration to be received by holders of First National Common Stock, without the further approval of such shareholders.

         11.6 Obligations of FBI. Whenever this Agreement requires FBI (including the Resulting Association) to take any action, such requirement shall be deemed to include an undertaking by FBI to cause the FBI Subsidiaries to take such action.

         11.7     Waivers.

              (a) Prior to or at the Effective Time, FBI, acting through its Board of Directors, chief executive officer, president or other authorized officer, shall have the right to waive any default in the performance of any term of this Agreement by First National, to waive or extend the time for the compliance or fulfillment by First National of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of FBI under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of FBI.

              (b) Prior to or at the Effective Time, First National, acting through its Board of Directors, chief executive officer, president or other authorized officer, shall have the right to waive any default in the performance of any term of this Agreement by FBI, to waive or extend the time for the compliance or fulfillment by FBI of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of First National under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of First National.

              (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

         11.8 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

         11.9 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

             First National:   First National Bank of Tampa
                               100 West Kennedy Boulevard
                               Tampa, Florida 33602
                               Telephone Number:(813) 221-7910
                               Telecopy Number:(813) 221-7912
                               Attention: W. Andrew Krusen, Jr., Chairman
                                          and John S. McMullen, President

             Copy to Counsel:  Igler & Dougherty, P.A.
                               1501 Park Avenue East
                               Tallahassee, Florida 32301
                               Telephone Number: (850) 878-2411
                               Telecopy Number: (850) 878-1230
                               Attention:   A. George Igler, Esq.

             FBI and Interim:  Charles E. Hughes, Jr.
                               Florida Banks, Inc.
                               Suite 212, Southpoint Square II
                               Jacksonville, Florida 37216-0925
                               Telephone Number: (904) 296-2329
                               Telecopy Number: (904) 296-2820
                               Attention: President and Chief Executive Officer

             Copy to Counsel:  Smith, Gambrell & Russell, LLP
                               Suite 3100, Promenade II
                               1230 Peachtree Street
                               Atlanta, Georgia 30309-3592
                               Telephone Number: (404) 815-3758
                               Telecopy Number: (404) 685-7058
                               Attention:  Robert C. Schwartz, Esq.

         11.10 Governing Law; Arbitration. This Agreement shall be governed by and construed in accordance with the Laws of the State of Florida, without regard to any applicable conflicts of Laws, except to the extent that the Laws of the United States. Any and all disputes arising out of or in connection with this Agreement shall be submitted to arbitration, and finally settled, under the Rules of the American Arbitration Association ("AAA") by one arbitrator appointed in accordance with the said Rules. Any such arbitration shall be conducted in Hillsborough County, Florida. Each party of this Agreement shall be bound by the result of such arbitration. Each party shall bear its own expenses relating to such disputes or disagreements so arbitrated, and the parties hereto shall share equally the fees and charges of the arbitrators for conducting such arbitration. Such arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. ss. 1 et seq; provided however, that the substantive law of the State of Florida shall govern any and all such disputes. The Parties agree that any action to confirm an arbitration award shall be brought in any competent court in Hillsborough County, Florida, and that such court may enforce or compel compliance with such award.

         11.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         11.12 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         11.13 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         11.14 Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         11.15 Directors' Termination Fee. At the Effective Time, any director of First National who will not become an advisory director of the Resulting Association or become a director or executive officer of FBI, shall receive a cash payment from FBI in the amount of $25,000, provided that such director of First National execute and deliver to FBI an agreement containing a representation that such director of First National will not compete with FBI or any of its Affiliates for a period of one year from the Effective Time and containing a general release by which such director releases the Resulting Association, FBI, the directors and officers of the Resulting Association and FBI and the former directors and officers of First National from any claims or causes of action (whether known or unknown) which may have arisen or occurred at any time prior to the Effective Time.

         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

                                        FLORIDA BANKS, INC.


                               By:      /s/ Charles E. Hughes, Jr.
                                        --------------------------------------
                               Name:    Charles E. Hughes, Jr.
                               Title:   President and Chief Executive Officer


                                        FIRST NATIONAL BANK OF TAMPA


                               By:      /s/ W. Andrew Krusen, Jr.
                                        --------------------------------------
                               Name:    W. Andrew Krusen, Jr.
                               Title:   Chairman of the Board

         Florida Interim Bank No. 1 hereby joins in the foregoing Agreement, undertakes that it will be bound thereby and that it will duly perform all the acts and things therein referred to or provided to be done by it.

         IN WITNESS WHEREOF, Florida Interim Bank No. 1 has caused this undertaking to be made in counterparts by its duly authorized officers and its corporate seal to be hereunto affixed as of this ___ day of ___________, 1998.

                                                    FLORIDA INTERIM BANK NO. 1


                                            By:
                                                   ----------------------------
                                            Name:
                                            Title: President

Attest:
        ---------------------------------
         Secretary

         [Corporate Seal]